EXHIBIT 3.1

DEAN HELLERSecretary of State206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity #E0542582006-3 Document Number:20060458570-27 Date Filed:7/19/2006 1:15 PM IN THE OFFICE OF"Dean Heller" Dean Heller Secretary Of State

Articles of Incorporation (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	UNIVERSAL TRACKING SOLUTIONS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	THE NEVADA COMPANY
Name
5412 LAVANDER COURT	NORTH LAS VEGAS	NEVADA	89023
Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code
3. Shares: (Number of shares corporation authorized to issue)	Number of shares with par value:	100,000,000	Par value:	.0001	Number of shares without par value
4. Names & Addresses, of Board of Directors/ Trustees: (attach additional page if there is more than 3 directors/ trustees)	1. DON QUARTERMAN
Name
2091 FLORAL VALLEY DR.	DACULA	GA	30019
Street Address	City	State	Zip Code
2.
Name
Street Address	City	State	Zip Code
3.
Name
Street Address	City	State	Zip Code
5. Purpose: (optional -see instructions)	The purpose of this Corporation shall be: TECHNOLOGY DEVELOPMENT
6. Names, Address and signature of Incorporator (attached additional page if there is more than 1 Incorporator)	DON QUARTERMAN	/s/ DON QUARTERMAN
Name	Signature
2091 FLORAL VALLEY DR.	DACULA	GA	30019
Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
By: /s/ DON QUARTERMAN	7/11/2006
Authorized Signature of R.A. or On Behalf of R.A. Company Name	Date